Exhibit 4.3

                                SECOND AMENDMENT
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                                     TO THE
                                     ------
                                SENA 401(k) PLAN
                                ----------------
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2001)
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          WHEREAS, Stora Enso North America Corp. ("SENA") as sponsor of the
SENA 401(k) Plan (As Amended and Restated Effective as of January 1, 2001) (the "plan"), desires to amend the plan in accordance with the powers granted to it under subsection 9.1 of the plan and acting pursuant to the authority granted by resolution of the Board of Directors of SENA.

          NOW THEREFORE, the plan is amended for the following reasons and in the following respects:

          This amendment is adopted primarily to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"), is intended as good faith compliance with the requirements of EGTRRA, and is to be construed in accordance with EGTRRA and the guidance issued thereunder. Except as otherwise provided herein, this amendment shall be effective as of January 1, 2002.

          1.   A new Section 2.8 is inserted to read as follows:

          "Section 2.8 Catch-up Contributions

          All employees who are eligible to make elective deferrals under this plan and who have attained age 50 before the close of the plan year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the plan implementing the required limitations of Sections 402(g) and 415 of the Code. The plan shall not be treated as failing to satisfy the provisions of the plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions."

          2. Section 5.8 of the plan is hereby amended by adding the following paragraph to the end:

          "Effective for distributions made after December 31, 2001, for purposes of the direct rollover provisions in this Section of the plan, an eligible retirement plan shall also mean an annuity contract described in
Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code. Also, for purposes of the direct rollover provisions in this Section of the plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan."

         3. Section 7.8 of the plan is hereby deleted in its entirety and replaced with the following:

"7.8     Benefit Claims Procedure

For all claims filed on or after January 1, 2002:

          (a) Filing of Claims. A claim for benefits shall be made by filing a written request with the Board on a form provided by the Board, which shall be delivered to the Board and accompanied by such substantiation of the claim as the Board considers necessary and reasonable for the type of claim being filed. If the claims procedure form made available by the Board does not contain information on where to file the claim, the claim may be submitted to SENA's benefits department at the site where the claimant is employed.

          (b) Denial of Claims. If a claim is denied in whole or in part, the claimant shall receive a written or electronic notice explaining the denial of the claim within ninety (90) days after the Board's receipt of the claim. If the Board determines that for reasons beyond its control, a ninety (90) day extension of time is necessary to process the claim, the claimant shall be notified in writing of the extension and reason for the extension within ninety (90) days after the Board's receipt of the claim. The written extension notification shall also indicate the date by which the Board expects to render a final decision. A notice of denial of claim shall contain the following:

               (1)  the specific reason or reasons for the denial;

               (2) reference to the specific plan provisions on which the denial is based;

               (3) a description of any additional materials or information necessary for such claimant to perfect the claim and an explanation of why such material or information is necessary; and

               (4) a description of the plan's review procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under
                    Section 502(a) of ERISA following an adverse benefit determination on review.

          (c) Request for Review of Denied Claims. A claimant may file a written request for a review of the denial of a claim within sixty (60) days after receiving written notice of the denial. The claimant may submit written comments, documents, records and other relevant information in support of the claim. A claimant shall be provided, upon request and without charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits. A document, record, or other information shall be considered relevant if it:

               (1)  was relied upon in denying the claim;

               (2) submitted, considered or generated in the course of processing the claim, regardless of whether it was relied upon;

               (3)  demonstrates compliance with the claims procedures process;
                    or

               (4) constitutes a statement of plan policy or guidance concerning the denied benefit, regardless of whether it was relied upon.

          (d) Review Procedures. In reviewing a denied claim, the reviewer shall take into consideration all comments, documents, records, and other information submitted by the claimant in support of the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

          (e) Decisions on Reviewed Claims. The Board will notify the claimant in writing of its decision on the appeal. Such notification will be in writing in a form designed to be understood by the claimant. If the claim is denied in whole or in part on appeal, the notification will also contain:

               (1)  the specific reason or reasons for the denial;

               (2) reference to the specific plan provisions on which the determination is based;

               (3) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits. A document, record, or other information shall be considered relevant if it:

                    (A)  was relied upon in denying the claim;

                    (B) submitted, considered or generated in the course of processing the claim, regardless of whether it was relied upon;

                    (C) demonstrates compliance with the claims procedures process; or

                    (D) constitutes a statement of plan policy or guidance concerning the denied benefit, regardless of whether it was relied upon; and

                    (E) a statement that the claimant has a right to bring an action under Section 502(a) of ERISA.

                    Such notification will be given by the Board within sixty
                    (60) days after the complete appeal is received by the Board (or within one hundred twenty (120) days if the Board determines special circumstances require an extension of time for considering the appeal, and if written notice of such extension and circumstances is given to the claimant within the initial sixty (60) day period). Such written extension notice shall also indicate the date by which the Board expects to render a decision.

          (f) Compliance With Regulations. Notwithstanding anything in this subsection 7.8 to the contrary, the Board shall make all determinations regarding claims for benefits of Participants filed on or after January 1, 2002 in accordance with Section 2560.503-1 of the Department of Labor Regulations."

          4. Supplement A is hereby amended by adding a new Section A-10 as follows:

         "A-10. Modification of Top-Heavy Rules. This section shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for plan years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years.

          (a)  Determination of top-heavy status.

               (i) Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the plan year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for plan years beginning after December 31,
                    2002), a 5-percent owner of the employer, or a 1-percent owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

               (ii) Determination of present values and amounts. This subsection
                    A-10 (a)(ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of employees as of the determination date.

                    (A) Distributions during year ending on the determination date. The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under
                         Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period."

                    (B) Employees not performing services during year ending on the determination date. The accrued benefits and accounts of any individual who has not performed services for the employer during the 1-year period ending on the determination date shall not be taken into account.

          (b)  Minimum Benefits

               (i) Matching contributions. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

               (ii) Contributions under other plans. The minimum benefit
                    requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met)."

     5. Section 5.5 of the plan is hereby amended by deleting the final paragraph thereof related to limitations on income deferral contributions after hardship distributions.

     6. Effective January 1, 2003, Section 5.3 of the plan is hereby amended by deleting the last sentence thereof and replacing it with the following:

"This subsection shall continue in effect until the end of the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) of the Code which are contained in Section 5.10 of the plan."

     7. Effective January 1, 2003, Section 5.10 is hereby added to the plan to read as follows:

"Section 5.10     Minimum Distribution Requirements

(a)  General Rules.

     (i) Effective Date. The provisions of this section apply for purposes of determining minimum required distributions for calendar years beginning with the 2003 calendar year.

    (ii) Precedence. The requirements of this section will take precedence over any inconsistent provisions of the plan.

   (iii) Requirements of Treasury Regulations Incorporated. All distributions required under this section will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

    (iv) TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this section, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to Section 242(b)(2) of TEFRA.

(b)  Time and Manner of Distribution.

     (i) Required Beginning Date. The participant's entire interest will be distributed, or begin to be distributed, to the participant no later than the participant's required beginning date.

    (ii) Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

          (A) If the participant's surviving spouse is the participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

          (B) If the participant's surviving spouse is not the participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

          (C) If there is no designated beneficiary as of September 30 of the year following the year of the participant's death, the participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

          (D) If the participant's surviving spouse is the participant's sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this subsection (b)(ii), other than subsection (b)(ii)(A), will apply as if the surviving spouse were the participant.

          For purposes of this subsection (b)(ii) and subsection (d), unless subsection (b)(ii)(D) applies, distributions are considered to begin on the participant's required beginning date. If subsection (b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (b)(ii)(A). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant's required beginning date (or to the participant's surviving spouse before the date distributions are required to begin to the surviving spouse under subsection
          (b)(ii)(A)), the date distributions are considered to begin is the date distributions actually commence.

    (iii) Forms of Distribution. Unless the participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with subsections (c) and (d). If the participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(c)  Required Minimum Distributions During Participant's Lifetime.

     (i) Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

          (A) the quotient obtained by dividing the participant's account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the participant's age as of the participant's birthday in the distribution calendar year; or

          (B) if the participant's sole designated beneficiary for the distribution calendar year is the participant's spouse, the quotient obtained by dividing the participant's account balance by the number in the Joint and Last Survivor Table set forth in
               Section 1.401(a)(9)-9 of the Treasury Regulations, using the participant's and spouse's attained ages as of the participant's and spouse's birthdays in the distribution calendar year.

    (ii) Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this subsection (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant's date of death.

(d)  Required Minimum Distributions After Participant's Death.

     (i)  Death On or After Date Distributions Begin.

          (A) Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant's designated beneficiary, determined as follows:

               (1) The participant's remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

               (2) If the participant's surviving spouse is the participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

               (3) If the participant's surviving spouse is not the participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant's death, reduced by one for each subsequent year.

          (B) No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the participant's remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

     (ii) Death Before Date Distributions Begin.

          (A) Participant Survived by Designated Beneficiary. If the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the remaining life expectancy of the participant's designated beneficiary, determined as provided in subsection (d)(i).

          (B) No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant's death, distribution of the participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

          (C) Death of Surviving Spouse Before Distributions to Surviving Spouse are Required to Begin. If the participant dies before the date distributions begin, the participant's surviving spouse is the participant's sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under subsection (b)(ii)(A), this subsection
               (d)(ii) will apply as if the surviving spouse were the participant.

(e)  Definitions.

     (i) Designated beneficiary. The individual who is designated as the beneficiary under Section 5.4 of the plan and is the designated beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

    (ii) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date. For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under subsection (b)(ii). The required minimum distribution for the participant's first distribution calendar year will be made on or before the participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

   (iii) Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

    (iv) Participant's account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

     (v) Required beginning date. The date specified in Section 5.3 of the plan."

          8. Effective January 1, 2003, Section 2.6 of the plan is hereby amended by deleting the first paragraph thereof and replacing it with the following:

          "As of January 1, 2003, and subject to the limitations of subsection 3.4, a participant, if he so desires, may defer payment of a percentage (in increments of one-half percent) of his compensation ("income deferral contributions"), not exceeding 25 percent thereof, by electing, in a manner prescribed by the Board, to have such percentage withheld from his compensation and contributed to the plan on his behalf by the employer."

          9. Effective January 1, 2003, Section 3.2 of the plan is hereby amended by deleting it in its entirety and replacing it with the following:

"3.2      Matching Employer Contributions

          As of January 1, 2003, subject to the limitations of this Section 3 and in addition to the income deferral contributions made under subsection 3.1 the employer will make the following matching contributions. Each employer will contribute 100 percent of the first 3 percent and then 50 percent of the next 2 percent of the biweekly income deferral contributions made on behalf of the participant under subsections 2.6 and 3.1. Such contributions shall be paid to the trustee and credited to the participant's investment account(s) in accordance with the participant's investment election filed with the Board as provided in subsection 4.6, as soon as practicable after the end of the pay period for which such contribution is made, but, in any event, not later than 30 days following the end of the plan year, subject to the provisions of subsection 3.3."

          10. Effective January 1, 2003, Section 5.7(b) of the plan is hereby amended by deleting it in its entirety and replacing it with the following:

     "(b) Purpose of Loan. Loans to a participant will be permitted for any purpose if the total amount of such participant's loan(s) is $10,000 or less; however, loans which exceed $10,000 must be approved by the Board and must be for one of the following purposes:

               (i)  "hardship" cases described in subsection 5.5, or

              (ii) purchase, refinancing, or renovation of the plan participant's principal or secondary residence, including the purchase of land to be used for building a principal or secondary residence, or

             (iii) expenses incurred in adoption of a child by the participant, including legal fees and agency fees."

          11. Effective January 1, 2003, Section 5.7(c) of the plan is hereby amended by deleting it in its entirety and replacing it with the following:

     "(c) Amount of Loan. The minimum principal amount of a loan is $1,000.

          The maximum total amount of all outstanding loans to a participant is the lesser of: (i) 50% of the participant's vested account balance; or
          (ii) $50,000 (reduced by the participant's outstanding loan balance). In addition to the maximum provided in the prior sentence, additional limitations may apply to a specific loan request. If the participant has requested a loan for $10,000 or less, such loan may be for any purpose and does not require Board approval. If the participant has requested a loan for greater than $10,000, such loan must be for one of the purposes listed in Section 5.7(b) of the plan, and requires Board approval.

          The amount of any loan made to a participant from his account will be charged against each of the investment funds in the same percentage the participant has elected to have his account invested in each of such investment funds."

          12. Effective January 1, 2003, Section 5.7(e) of the plan is hereby amended by deleting the first paragraph thereof and replacing it with the following:

     "(e) Amortization Period. In general, loans shall be amortized for repayment in equal payments not to exceed 60 months. However, loans for the purpose of purchasing a primary residence may not be subject to the 60-month repayment period and may instead be amortized over a period not to exceed a maximum period of 15 years, if such longer amortization period is approved by the Board."

          13. The plan is hereby amended by adding a new subsection 5.7(j), effective as of January 1, 2003, to read as follows:

     "(j) Fees. A participant will be charged an initiation fee at the time of loan application and an annual maintenance fee (deducted quarterly) while the loan is outstanding. The amount of any fees will be charged against each of the investment funds in a participant's account in the same percentage the participant has elected to have his account invested in each of such investment funds."

          14. Effective January 1, 2003, a new Section 5.11 is hereby added to the plan to read as follows:

"Section 5.11     Distribution Upon Severance From Employment

          Effective for distributions upon severances from employment occurring on or after January 1, 2003, a participant's elective deferrals, qualified non-elective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the participant's severance from employment. A severance from employment occurs when a participant ceases to be employed by SENA, as a result of liquidation, merger, consolidation; or other similar corporate transaction; and where the participant continues on the same job for a different employer. However, if there is a transfer of plan assets and liabilities relating to any portion of the participant's benefit under this plan to a plan being maintained or created by the participant's new employer (other than by rollover or voluntary transfer), then the participant will not have incurred a severance from employment. Notwithstanding anything herein to the contrary, distributions under this subsection 5.11shall be subject to the other provisions of the plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed."

          15. Effective January 1, 2001, Section 2.1 of the plan is hereby amended by deleting the first paragraph thereof and replacing it with the following:

"2.1      Eligibility

          Subject to the limitations and conditions of the plan, each employee of an employer who was not a currently active participant in a Canadian registered pension plan and was an active participant in the plan immediately prior to January 1, 2001, will continue as a participant on and after that date. Each other active full-time employee (as defined below) who is neither an intermittent employee (as defined below), nor a currently active participant in a Canadian registered pension plan, will be eligible to become a participant in the plan on the date of his employment if he does not belong to a collective bargaining unit of employees represented by a collective bargaining representative, except to the extent that an agreement between the employer and such representative extends the plan to such unit of employees, excluding all employees who are participants in the Stora Enso North America Retirement and Savings Plan. Notwithstanding the foregoing, each other active employee who does not satisfy the requirements set forth in the preceding sentence will be eligible to become a participant in the plan upon completion of each of the following requirements:

               (a) He has completed one year of service (as defined in subsection 2.2);

               (b) He is not currently an active participant in a Canadian registered pension plan; and

               (c) He does not belong to a collective bargaining unit of employees represented by a collective bargaining representative, except to the extent that an agreement between the employer and such representative extends the plan to such unit of employees."

          16. Effective December 31, 2002, Section 2.1 of the plan is hereby amended by deleting the second sentence thereof and replacing it with the following:

"Each other active full time employee (as defined below) who is neither an intermittent employee (as defined below), nor a currently active participant in a Canadian registered pension plan, will be eligible to become a participant in the plan on the date of his employment if he does not belong to a collective bargaining unit of employees represented by a collective bargaining representative, except to the extent that an agreement between the employer and such representative extends the plan to such unit of employees."

IN WITNESS WHEREOF, SENA has caused this Second Amendment to the plan to be executed on its behalf by its duly authorized officers this 17th day of December, 2002.


                                                  STORA ENSO NORTH AMERICA CORP.


                                                  By: /s/ Gary A. Parafinczuk
                                                      --------------------------
                                                      Gary A. Parafinczuk
                                                 Its: SVP Human Resources

ATTEST:


By: /s/ Carl H. Wartman
    --------------------------
     Carl H. Wartman
Its: Secretary & General Counsel


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